                                                                       EXHIBIT 1

                                                         Draft of March 12, 1999
                                                         -----------------------


                                _____SHARES/1/


                            LINKAGE SOLUTIONS, INC.

                                 COMMON STOCK

                              PURCHASE AGREEMENT
                              ------------------

                                                     _____________________, 1999

U.S. BANCORP PIPER JAFFRAY INC.
BANCBOSTON ROBERTSON STEPHENS INC.
 As Representatives of the several
  Underwriters named in Schedule II hereto
c/o U.S. Bancorp Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota  55402

Gentlemen:

     Linkage Solutions, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company listed in Schedule I hereto (the "Selling Stockholders") severally propose to sell to the several Underwriters named in
Schedule II hereto (the "Underwriters") an aggregate of __________ shares (the "Firm Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. The Firm Shares consist of ________ authorized but unissued shares of Common Stock to be issued and sold by the Company and ______ outstanding shares of Common Stock to be sold by the Selling Stockholders. The Company has also granted to the several Underwriters an option to purchase up to _______ additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

     The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as Representatives (the "Representatives") as follows:

__________________
     /1/ Plus an option to purchase up to _______ additional shares to cover over-allotments.

     1.   Registration Statement and Prospectus.  A registration statement on
          -------------------------------------
Form S-1 (File No. 333-___________ ) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

     If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as defined below), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) or 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the earlier of the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) and the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

      2.  Representations and Warranties of the Company and the Selling
          -------------------------------------------------------------
Stockholders.
------------

          (a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

               (i) No order preventing or suspending the use of any Preliminary Prospectus issued by the Commission is in effect.

               (ii) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as amended or supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission.

               (iii) The consolidated financial statements of the Company, together with the notes thereto, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present, in all material respects, the consolidated financial condition of the Company and its subsidiaries as of the dates indicated and the results of their operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

               (iv) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except, in either such case, where the failure to so qualify would not result in a material adverse change in the business, financial condition, property or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change").

               (v) Except as otherwise disclosed in or contemplated by the Registration Statement or Prospectus (as it may be amended or supplemented), subsequent to the respective dates as of which information is given in the Prospectus, (A) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, direct or contingent, not in the ordinary course of business, or entered into any material transactions not in the ordinary course of business; (B) there has been no dividend or distribution of any kind declared or paid with respect to the Company's capital stock; and (C) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any Material Adverse Change, or any development that could reasonably be expected to result in a prospective Material Adverse Change.

               (vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which, if decided adversely, could reasonably be expected to result in a Material Adverse Change.

               (vii) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

               (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and matters of public policy and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, except for such breaches, violations, or defaults as would not, individually or in the aggregate, result in a Material Adverse Change, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or for the consummation by the Company of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws or by the National Association of Securities Dealers, Inc. (the "NASD"); and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities to be sold by it as contemplated by this Agreement.

               (ix) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. Except as otherwise disclosed in or contemplated by the Registration Statement or Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound, which, in any such case, will survive the First Closing Date. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and the Prospectus and except for any directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as disclosed in or contemplated by the Registration Statement or Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus (other than for subsequent issuances pursuant to employee stock plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus).

               (x) The Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where the failure to hold, or operate in compliance with, any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates or orders or for any of such items to be valid and in full force and effect would not cause a Material Adverse Change; and the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where the failure to be in such compliance would not cause a Material Adverse Change.

               (xi) The Company and its subsidiaries own no real property. The Company and its subsidiaries have good and valid title to all property described in the Registration Statement and the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are disclosed in the Registration Statement or Prospectus or do not materially and adversely affect the value of such property or do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; the property held under lease by the Company and its subsidiaries is held by them under valid and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries; except as disclosed in the Registration Statement or Prospectus, the Company and each of its subsidiaries owns or possesses sufficient patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary for the conduct of the business of the Company and its subsidiaries as currently conducted; except as disclosed in the Registration Statement or Prospectus, neither the Company nor any of its subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

               (xii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in material default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

               (xiii) The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed or have requested extensions thereof, except for those returns as to which the failure to file would not, individually or in the aggregate, give rise to a Material Adverse Change, and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.

               (xiv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

               (xv) The Common Stock has been approved for listing on the Nasdaq National Market, subject only to official notice of issuance, and, on the date the Registration Statement became or becomes effective, the Company's Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), became or will become effective.

               (xvi)  Other than the subsidiaries of the Company listed in
     Exhibit 21 to the Registration Statement, the Company does not own or control, directly or indirectly, any corporation, partnership, association, trust or other entity.

               (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B)transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xviii) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (xix) The Company is not, and upon the issuance and sale of the Securities to be sold by the Company as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:

               (i) Such Selling Stockholder has, and on the First Closing Date will have, valid and marketable title to the Securities to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances (except for restrictions on transfer contained in a stockholders agreement between such Stockholder and the Company, which restrictions shall not survive the First Closing Date, and restrictions and legends imposed under applicable securities laws); and upon the Underwriters obtaining control of the Securities to be sold by such Selling Stockholder, and assuming the Underwriters purchased such Securities for value and without notice of any adverse claim to such Securities within the meaning of Section 8-102 of the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, the several Underwriters will have acquired all rights of such Selling Stockholders in such Securities free of any adverse claim, any lien in favor of the Company and any restrictions on transfer imposed by the Company. Such Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder's own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Registration Statement and the Prospectus.

               (ii) Such Selling Stockholder has duly executed and delivered a Custody Agreement ("Custody Agreement"), which Custody Agreement is a valid and binding obligation of such Selling Stockholder, to Linkage Solutions, Inc., as Custodian (the "Custodian"); pursuant to the Custody Agreement the Selling Stockholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by such Selling Stockholder; such certificates represent validly issued, fully paid and nonassessable shares of Common Stock; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters.

               (iii) Such Selling Stockholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder; and such Selling Stockholder has duly authorized, executed and delivered to Philip J. Harkins and Larry R. Carr, as attorneys-in-fact (the "Attorneys-in-Fact"), an irrevocable power of attorney (a "Power of Attorney") authorizing and directing the Attorneys-in-Fact, or either of them, to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Agreement and to take action hereunder.

               (iv) This Agreement, the Custody Agreement and the Power of Attorney have each been duly executed and delivered by or on behalf of such Selling Stockholder and each constitutes a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as rights to indemnity or contribution hereunder or thereunder may be limited by federal or state securities laws or matters of public policy and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery by or on behalf of such Selling Stockholder of this Agreement, the Custody Agreement and the Power of Attorney and the performance by or on behalf of such Selling Stockholder of the terms hereof and thereof and the consummation by or on behalf of such Selling Stockholder of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any law, regulation, order or decree applicable to such Selling Stockholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance by or on behalf of such Selling Stockholder of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation by or on behalf of such Selling Stockholder of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as have been made and as may be required under the Act or state securities laws or blue sky laws or by the NASD.

               (v) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by such Selling Stockholder.

               (vi) All information about such Selling Stockholder furnished by or on behalf of such Selling Stockholder for use in the Registration Statement and the Prospectus is, and on the First Closing Date will be, true, correct and complete in all material respects and does not, and on the First Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Securities).

               (vii) To the knowledge of such Selling Stockholder, the representations and warranties of the Company contained in paragraph (a) of this Section 2 are true and correct in all material respects. Any claim for damages for a breach of the representations and warranties of such Selling Stockholder set forth in this Section 2(b)(vii) shall be limited to the amount set forth in the last sentence of Section 6(a) hereof. In no event shall such Selling Stockholder have any liability for damages under this
     Section 2(b)(vii) unless the closing on the First Closing Date shall have occurred.

          (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters on the First Closing Date or the Second Closing Date shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriters on the First Closing Date shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

      3.  Purchase, Sale and Delivery of Securities.
          -----------------------------------------

          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell _________ Firm Shares, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The purchase price for each Firm Share shall be $____ per share. The obligation of each Underwriter to each of the Company and the Selling Stockholders shall be to purchase from each of the Company and the Selling Stockholders that number of Firm Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

          The Firm Shares will be delivered by the Company and the Custodian to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian, as appropriate, at the offices of U.S. Bancorp Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "First Closing Date." If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company and the Custodian, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of U.S. Bancorp Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

          (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date", respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the third full business day after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

          The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company at the offices of U.S. Bancorp Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of U.S. Bancorp Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

          (c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholders, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Stockholder.

      4.  Covenants.
          ---------

          (a) The Company covenants and agrees with the several Underwriters as follows:

               (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be reasonably necessary to make any required changes in the description of the plan of distribution of the Securities set forth therein; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

               (ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

               (iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

               (iv) The Company will cooperate with the Representatives and counsel for the Underwriters in qualifying the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

               (v) The Company will furnish to the Underwriters copies of the Registration Statement (three of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

               (vi) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the

     Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., the Nasdaq National Market or any securities exchange.

               (vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

               (viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda, (C) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate in accordance with Section 4(a)(iv) hereof, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, and
     (G) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

               (ix) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

               (x) During the 180-day period following the date of the Prospectus, the Company will not, without the prior written consent of U.S. Bancorp Piper Jaffray Inc., offer for sale, sell, contract to sell, grant any option for the sale of or otherwise issue or dispose of any Common Stock or any securities convertible into or exchangeable for, or any options, swaps, collars or other derivatives on or rights to purchase or acquire, Common Stock, except that the foregoing shall not apply to (i) the Securities to be sold to the Underwriters pursuant to this Agreement, (ii) shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security or pursuant to any other commitment outstanding on the date hereof and referred to in the Prospectus, (iii) options to purchase Common Stock under any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, provided that no such options will become exercisable during such 180-day period, or (iv) shares of Common Stock issued as payment for all or part of the purchase price of an acquisition by the Company or any of its subsidiaries of another company or business, provided that each person or entity receiving any such shares in connection with such acquisition agrees in writing with U.S. Bancorp Piper Jaffray Inc. not to sell, offer, dispose of or otherwise transfer any such share during the remainder of such 180-day period without the prior written consent of U.S. Bancorp Piper Jaffray Inc.

               (xi) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter in the form of Exhibit A hereto from each of the persons listed on Schedule III hereto.

               (xii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

               (xiii) The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (b) Each Selling Stockholder, severally and not jointly, covenants and agrees with the several Underwriters as follows:

               (i) Except as otherwise agreed to by the Company and the Selling Stockholder, such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder and the fees of such Selling Stockholder's counsel. In addition, each Selling Stockholder severally agrees to reimburse the Company for any reimbursement made by the Company to the Underwriters pursuant to Section 4(a)(viii) hereof to the extent such reimbursement resulted from the failure or refusal on the part of such Selling Stockholder to comply under the terms or fulfill any of the conditions of this Agreement.

               (ii) The Securities to be sold by such Selling Stockholder, represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of such Selling Stockholder, are subject to the interest of the several Underwriters and the other Selling Stockholders; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether by the death of such Selling Stockholder or by the occurrence of any other event. If any such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such event had not occurred, whether or not the Custodian shall have received notice thereof.

               (iii) Such Selling Stockholder will not, except to the Underwriters pursuant to this Agreement, without the prior written consent of U.S. Bancorp Piper Jaffray Inc., directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by such Selling Stockholder or publicly announce such Selling Stockholder's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date one hundred eighty days after the date of the Prospectus, except with respect to any transfer (A) to any trust for the direct or indirect benefit of such Selling Stockholder or the immediate family of such Selling Stockholder or
     (B) to any member of the immediate family of such Selling Stockholder, provided, that in each case, the transferee agrees to be bound by the restrictions set forth herein and such transfer does not involve a disposition for value.

               (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (v) Such Selling Stockholder shall immediately notify you of any change in information relating to such Selling Stockholder stated in the Prospectus or any supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), which results in the Prospectus (as supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.   Conditions of Underwriters' Obligations.  The obligations of the
          ---------------------------------------
several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall be in effect; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

          (b) Except as disclosed in or contemplated by the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company and its subsidiaries, considered as one entity, shall not have incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, or entered into any material transaction not in the ordinary course of business;
(B) there shall not have been any dividend or distribution of any kind declared or paid with respect to the Company's capital stock; and (C) there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change, or any development that could reasonably be expected to result in a prospective Material Adverse Change, the effect of which, in any such case described in clause (A), (B) or (C), is, in your judgment, so material and adverse as to make it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

          (c) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Hale and Dorr LLP, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

               (i) Each of the Company and Linkage, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Company ("Linkage Massachusetts"), has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and Linkage Massachusetts has corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule A to such opinion, which to such counsel's knowledge are the only jurisdictions in which the Company owns or leases real property.

               (ii) The capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable. Except as otherwise disclosed in the Registration Statement or Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound (other than pursuant to provisions of agreements, which provisions will terminate upon the First Closing Date). To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

               (iii) All of the issued and outstanding shares of capital stock of Linkage Massachusetts have been duly and validly authorized and issued and are fully paid and nonassessable, and, to such counsel's knowledge, except as otherwise described in the Registration Statement or Prospectus and except for directors' qualifying shares, the

     Company owns of record all of the issued and outstanding shares of such stock. To such counsel's knowledge, except as described in or contemplated by the Registration Statement or Prospectus and except for subsequent issues, if any, pursuant to employee stock plans described in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary any shares of the capital stock of the Company or any subsidiary of the Company.

               (iv) The Registration Statement has been declared effective by the Commission under the Act and, to counsel's knowledge, (A) no stop order suspending the effectiveness of the Registration Statement has been issued and (B) no proceeding for that purpose has been instituted or threatened by the Commission.

               (v) The statements (A) in the Prospectus under the captions "Risk Factors -- Future sales by existing stockholders could depress the market price of our common stock," "Description of Capital Stock" and "Shares Eligible for Future Sale" and (B) in Items 14 and 15 of the Registration Statement, insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects; such counsel does not know of any contracts or documents required by the Act or by the Rules and Regulations thereunder to be filed as exhibits to the Registration Statement or described in the Registration Statement or Prospectus which are not so filed or described as required; and such counsel knows of no legal proceedings pending or threatened against the Company or any of it subsidiaries required to be described in the Prospectus which are not described as required.

               (vi) The Company has corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated (other than performance by the Company of its obligations under the indemnification and contribution section of this Agreement, as to which no opinion need be rendered) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any Federal or Massachusetts state statute, rule or regulation (other than state securities laws), (B) any agreement or instrument to which the Company is a party and filed as an exhibit to the Registration Statement, (C) the Company's charter or by-laws, or (D) any court order or decree known to such counsel and specifically naming the Company; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the Company's execution, delivery and performance of this Agreement or for the Company's consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities laws or by the NASD (as to which no opinion need be expressed).

               (vii) The Registration Statement and the Prospectus and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations, but excluding the financial statements, including the notes and schedules thereto, and other financial or accounting data included in the Registration Statement or Prospectus or any such amendments or supplements thereto, as to which no opinion need be expressed), when filed and when declared effective, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

               (viii) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in 1940 Act.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of and counsel for the Underwriters, at which conferences such counsel made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectus and any supplements or amendments thereto. Such counsel shall also state that while the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, or any supplements or amendments thereto, subject to and on the basis of such participation, inquiries and discussions, no facts have come to the attention of such counsel which have caused them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or any such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements, including the notes and schedules thereto, or any other financial or accounting data included in the Registration Statement or Prospectus or any such amendments or supplements thereto).

     In rendering such opinion such counsel may (i) state that they render no opinion as to matters of law other than the General Corporation Law statute of the State of Delaware, the law of The Commonwealth of Massachusetts and federal law of the United States and (ii) rely as to matters of fact, to the extent such counsel deems reasonable, upon certificates of officers of the Company and its subsidiaries.

          (d) On the First Closing Date there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Hale and Dorr LLP, counsel for the Selling Stockholders, dated the First Closing Date and addressed to you, to the effect that:

               (i) To such counsel's knowledge, based solely on its review of the corporate and stock record books of the Company, each of the Selling Stockholders is the record owner of the Securities to be sold by such Selling Stockholder and, upon the Underwriters obtaining control of the Securities to be sold by the Selling Stockholders, and assuming the Underwriters purchased such Securities for value and without notice of any adverse claim to such Securities within the meaning of Section 8-102 of the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, the Underwriters will have acquired all the rights of the Selling Stockholder in such Securities, free and clear of any adverse claim, any lien in favor of the Company and any restrictions on transfer imposed by the Company.

               (ii) This Agreement, the Custody Agreements and the Powers of Attorney have been duly and validly executed and delivered by (or by the Attorneys-in-Fact, or either of them, on behalf of) the Selling Stockholders and the Custody Agreements and the Powers of Attorney are valid and binding agreements of the Selling Stockholders, enforceable against the Selling Stockholders in accordance with their respective terms (except as rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or matters of public policy and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity).

               (iii) The execution and delivery by each of the Selling Stockholders of this Agreement, the Custody Agreement and the Power of Attorney and the performance by each of the Selling Stockholders of the terms hereof and thereof and the consummation by each of the Selling Stockholders of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any Federal or Massachusetts state statute, rule or regulation or (B) any court order or decree known to such counsel and specifically naming any such Selling Stockholder; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for such Selling Stockholder's execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for such Selling Stockholder's consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws or by the NASD (as to which such counsel need not express any opinion).

               In rendering such opinion such counsel may (i) state that they render no opinion as to matters of law other than the General Corporation Law statute of the State of Delaware, the law of The Commonwealth of Massachusetts and federal law of the United States and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of the Selling Stockholders.

          (e) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Ropes & Gray, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

          (f) On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Deloitte & Touche LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

          (g) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, in their capacity as such, to the effect that:

               (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

               (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale is in effect, and no proceeding for that purpose, to the best of their knowledge, has been instituted or is contemplated by the Commission or any state or regulatory body; and

               (iii) For the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change.

          (h) On the First Closing Date there shall have been furnished to you, as Representatives of the several Underwriters, a certificate or certificates, dated the First Closing Date and addressed to you, signed by each of the Selling Stockholders or either of such Selling Stockholder's Attorneys-in-Fact to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such

Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder's part to be performed or satisfied at or prior to such Closing Date.

          (i) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          (j) The Common Stock shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

      6.  Indemnification and Contribution.
          --------------------------------

          (a) The Company, its subsidiaries and each Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that (i) none of the Company, its subsidiaries or any Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of you, or by or on behalf of any Underwriter through you, specifically for use in the preparation thereof and (ii) with respect to any Preliminary Prospectus, the foregoing indemnity and reimbursement arrangement shall not inure to the benefit of any

Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Securities, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to this Agreement and the copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense; and further provided, however, that in no event shall any Selling Stockholder be liable under the provisions of this Section 6, together with any liability for breach of the representation of such Selling Stockholder contained in Section 2(b)(vii), for any amount in excess of the aggregate amount of proceeds received by such Selling Stockholder from the sale of the Securities pursuant to this Agreement.

          (b) Each Underwriter will indemnify and hold harmless the Company, its subsidiaries and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, its subsidiaries and the Selling Stockholders may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of you, or by or on behalf of such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company, its subsidiaries and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company, its subsidiaries or any such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement shall be in addition to any liabilities which any such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party, except to the extent the indemnifying party is prejudiced thereby. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party reasonably determines that there is or may be a conflict between the positions of the indemnifying party or parties and the indemnified party in conducting the defense of such action, then counsel for the indemnified party shall be entitled to conduct the defense to the extent relating to matters that are subject to such conflict, and in that event the fees and expenses of such counsel for the indemnified party shall be paid by the indemnifying party or parties; provided, however, that the indemnifying party or parties shall not be liable for the fees and expenses of more than one separate firm for all such indemnified parties. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. The indemnifying party shall have the right to settle any action without the consent of any indemnified party, provided that such settlement includes a complete release of the indemnified party with respect to the subject matter thereof.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, its subsidiaries and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, its subsidiaries and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, its subsidiaries and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, its subsidiaries, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), (A) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (C) the aggregate liability of the Selling Stockholders with respect to any claim for contribution shall be limited as provided in
Section 6(a) above. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company, its subsidiaries and the Selling Stockholders under this Section 6 shall be in addition to any liability which the Company, its subsidiaries and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

      7.  Representations and Agreements to Survive Delivery.  All
          --------------------------------------------------
representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Stockholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

      8.  Substitution of Underwriters.
          ----------------------------

          (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

          (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(viii)and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholders (except to the extent provided in Section 6 hereof).

          If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. Any action taken under this
Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 8.

      9.  Termination of this Agreement.
          -----------------------------

          (a) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time prior to the First Closing Date, and the option referred to in
Section 3(b), if exercised, may be canceled at any time prior to the Second Closing Date, if (i) in the reasonable judgment of the Representatives there shall have occurred any Material Adverse Change, (ii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended,
(iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such

Exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by Federal, New York or Minnesota authorities, or (v) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

          (b) If you elect to terminate this Agreement as provided in this Section, the Company and an Attorney-in-Fact, on behalf of the Selling Stockholders, shall be notified promptly by you by telephone or telegram, confirmed by letter, and such action shall be effective only upon such notification.

      10. Default by One or More of the Selling Stockholders or the Company.
          -----------------------------------------------------------------
If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Stockholders as set forth in
Schedule I, then the Underwriters may at your option, by notice from you to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

     In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company or, by joint action only, the non-defaulting Selling Stockholders shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section shall relieve the Company, its subsidiaries or any Selling Stockholders so defaulting from liability, if any, in respect of such default.

      11. Information Furnished by the Underwriters.  The statements set forth
          -----------------------------------------
in under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the written information furnished by or on behalf of the Underwriters referred to in Section 2 and Section 6 hereof.

     12.  Notices.  Except as otherwise provided herein, all communications
          -------
hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to the Representatives c/o U.S. Bancorp Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402; if to the Company, shall be mailed, telegraphed or delivered to it at One Forbes Road, Lexington, Massachusetts 02421, Attention: Larry R. Carr, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Hal J. Leibowitz, Esq.; if to any of the Selling Stockholders, at the address of the Attorneys-in-Fact as set forth in the Powers of Attorney with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Hal J. Leibowitz, Esq., or in each case to such other address as the person to be notified may have requested in writing. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

      13. Persons Entitled to Benefit of Agreement.  This Agreement shall inure
          ----------------------------------------
to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

      14. Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Minnesota.

                           [Signature Page Follows]

          Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              Linkage Solutions, Inc.


                              By ____________________________________
                                    **[Title]


                              Selling Stockholders


                              By ____________________________________
                                    Attorney-in-Fact


Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule II
hereto.

U.S. Bancorp Piper Jaffray inc.
BancBoston Robertson Stephens Inc.

By:  U.S. Bancorp Piper Jaffray inc.


By ______________________________
     Managing Director

     The undersigned join this letter solely for the purposes of Sections 6, 7, 9 and 10.


                              Linkage, Inc.



                              By __________________________________
                                    **[Title]


                              Linkage International Limited



                              By __________________________________
                                    **[Title]


                              High, Maley & Milhorn, Inc.



                              By __________________________________
                                    **[Title]

                                  SCHEDULE I

                             Selling Stockholders

                                                     Number of
Name                                           Firm Shares to be Sold
----                                           ----------------------







                                                  _________________

Total________
                                                  =================

                                  SCHEDULE II


Underwriter                                       Number of Firm Shares (1)
-----------                                       -------------------------





                                                       _______________
Total________
                                                       ===============
_________________

(1)  The Underwriters may purchase up to an additional   ______   Option Shares,
     to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

                                 SCHEDULE III


                     Persons Subject to Lock-up Agreement
                     ------------------------------------

                                   EXHIBIT A

                           Form of Lock-Up Agreement
                           -------------------------